Exhibit 10.23
GUARANTY
     THIS GUARANTY (this “Guaranty”) is made as of the 23rd day of December, 2005, by PARALLEL, L.L.C., a Delaware limited liability company (the “Guarantor”) in favor of the Agent, for the benefit of the Lenders, under the Credit Agreement referred to below;
WITNESSETH:
     WHEREAS, PARALLEL PETROLEUM CORPORATION, a Delaware corporation (“PPC”) and PARALLEL, L.P., a Texas limited partnership (“PLP”) (PPC and PLP collectively are hereinafter referred to as the “Principal”), Guarantor, CITIBANK TEXAS, N.A., a national banking association, having its principal office in Midland, Texas, as Joint Lead Arranger and Administrative Agent (the “Agent”), BNP PARIBAS, as Joint Lead Arranger and Syndication Agent, and certain other financial institutions from time to time parties thereto (the “Lenders”) have entered into a certain Third Amended and Restated Credit Agreement dated of even date herewith (as same may be amended, modified or restated from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;
     WHEREAS, it is a condition precedent to the Agent and the Lenders executing the Credit Agreement that Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations and Rate Management Obligations, as defined below; and
     WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Guarantor, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, and the Lenders and their Affiliates to enter into one or more Rate Management Transactions with the Principal, and because the Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor is willing to guarantee the obligations of the Principal under the Credit Agreement, any Note, any Rate Management Transaction, and the other Loan Documents;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION l.1. Selected Terms Used Herein.
     “Guaranteed Obligations” is defined to mean (i) all indebtedness, obligations and liabilities of either Principal to Agent or any Lender arising out of or pursuant to the provisions of the Credit Agreement, the Notes and other Loan Documents, (ii) all Rate Management Obligations, (iii) all indebtedness, obligations and liabilities of either Principal to any Lender of any kind or character now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by any Lender, be or have been payable to or in favor of a third party and subsequently acquired by any Lender (it being contemplated that any Lender may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of either Principal to any Lender now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (iv) all accrued but unpaid interest on any of the indebtedness described in (i), (ii) and (iii) above, (v) all obligations of either Principal to any Lender under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i), (ii), (iii) or (iv) above, (vi) all costs and expenses incurred by any Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii), (iii), (iv) or (v) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (vii) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii), (iv), (v) and (vi) above.
     “Rate Management Obligations” means any and all obligations of either Principal, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions with Agent or a Lender or an Affiliate of Agent or a Lender, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.
     SECTION 1.2. Terms in Credit Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.
     SECTION 2.1. Representations and Warranties. The Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement) that:
     (a) It is a limited liability company duly and properly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
     (b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, partnership or limited liability company proceedings, and this Guaranty constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
     (c) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, limited liability company agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or

(iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the property of Guarantor or a subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.
     SECTION 2.2. Covenants. The Guarantor covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement, any Reimbursement Obligations remain outstanding, any Rate Management Transaction remains in effect or any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable the Principal to, fully comply with those covenants and agreements set forth in the Credit Agreement.
     SECTION 3. The Guaranty. Subject to Section 9 hereof, the Guarantor hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Guaranteed Obligations, including without limitation any such Guaranteed Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding. Upon failure by the Principal to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay to the Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, any Rate Management Transaction or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. The Guarantor waives any right to require any Lender, or any Affiliate of any Lender, to sue the Principal, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Guaranteed Obligations.
     SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;
     (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document;
     (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, the Security Instrument, any

Rate Management Transaction, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;
     (iv) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;
     (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;
     (vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Rate Management Transaction, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document; or
     (vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guarantor’s obligations hereunder.
     SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. The Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full, the Commitments under the Credit Agreement shall have terminated or expired and all Rate Management Transactions have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement, any Rate Management Transaction or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
     SECTION 6. Waivers. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.
     SECTION 7. Subrogation. The Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Guarantor unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated and all Rate Management Transactions have terminated or expired.
     SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the Majority Lenders.
     SECTION 9. Limitation on Obligations.
     (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of the Guarantor is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.
     (b) The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of the Guarantor, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase Guarantor’s obligations hereunder beyond its Maximum Liability.
     SECTION 10. Application of Payments. All payments received by the Agent hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:
     (a) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Agent in connection with any Collateral securing the Guaranteed Obligations;
     (b) SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

     (c) THIRD, to payment of the principal of the Guaranteed Obligations then due and unpaid from the Principal to any of the Lenders or their Affiliates, Pro Rata among the Lenders and their Affiliates in accordance with the amount of such principal then due and unpaid to each of them; and
     (d) FOURTH, to payment of any Guaranteed Obligations (other than those listed above) Pro Rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.
     SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 17 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.
     SECTION 12. No Waivers. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note, any Rate Management Transaction and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
     SECTION 13. No Duty to Advise. The Guarantor assumes all responsibility for being and keeping itself informed of the Principal’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender has any duty to advise the Guarantor of information known to it regarding those circumstances or risks.
     SECTION 14. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Rate Management Transaction, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and its successors and permitted assigns.
     SECTION 15. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Agent with the consent of the Majority Lenders.

     SECTION 16. Costs of Enforcement. The Guarantor agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Principal, the Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.
     SECTION 17. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS (MIDLAND DIVISION) AND OF ANY TEXAS STATE COURT SITTING IN MIDLAND, TEXAS AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     SECTION 18. Taxes, etc. All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding income and franchise taxes), provided, however, that if the Guarantor is required by law to make such deduction or withholding, Guarantor shall forthwith (i) pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.
     SECTION 19. Setoff. Without limiting the rights of the Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Agent or any Lender toward the payment of the Guaranteed Obligations.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

GUARANTOR: PARALLEL, L.L.C., a Delaware limited liability company
By:	/s/ Steven D. Foster
Steven D. Foster
Chief Financial Officer